UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2007
Penford Corporation
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-11488 (Commission File Number)	91-1221360 (IRS Employer Identification No.)

7094 South Revere Parkway, Centennial, Colorado (Address of principal executive offices)	80112-3932 (Zip Code)
303-649-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry Into a Material Definitive Agreement
     On December 6, 2007 Penford Corporation (the “Company”) entered into an underwriting agreement with Jefferies & Company, Inc., as representative of the several underwriters, pursuant to which the Company agreed to issue and sell 2,000,000 shares of the Company’s common stock, par value $1.00 per share, plus up to an additional 300,000 shares of common stock pursuant to the underwriters’ option, at a price to the public of $25.00 per share. The offering of the 2,000,000 shares of the Company’s common stock is expected to close on December 12, 2007, subject to customary conditions. Net proceeds from the offering, after deducting underwriting discounts and estimated offering expenses, are expected to be $46.8 million, or $53.8 million if the underwriters’ overallotment option is exercised in full.
     A copy of the underwriting agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.
Item 9.01: Financial Statements and Exhibits
(d) Exhibits
     The following exhibits are furnished in accordance with Item 601 of Regulation S-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 6, 2007, between Penford Corporation and Jefferies & Company, Inc., as representative of the several underwriters

5.1	Opinion of Perkins Coie LLP with respect to the legality of the shares of common stock

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penford Corporation

(Registrant)

December 6, 2007	/s/ Christopher L. Lawlor

Christopher L. Lawlor Vice President - Human Resources, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 6, 2007, between Penford Corporation and Jefferies & Company, Inc., as representative of the several underwriters

5.1	Opinion of Perkins Coie LLP with respect to the legality of the shares of common stock